AMENDMENT TO

                  HENDERSON GLOBAL FUNDS DISTRIBUTION AGREEMENT

This Amendment (the "Amendment") to the Distribution Agreement between Henderson Global Funds (the "Distribution Agreement") made as of the 29th day of August 2008 by and between Henderson Global Funds, a Delaware statutory trust (the "Trust"), and Foreside Fund Services, LLC, a Delaware limited liability company ("FFS").

WHEREAS, the Trust and FFS desire to amend Appendix A of the Distribution Agreement to reflect amendments to the list of Funds;

NOW THEREFORE, the parties agree as follows:

         Appendix A to the Distribution Agreement is hereby amended and restated provided on Exhibit A attached hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of August 29, 2008.



                                                   HENDERSON GLOBAL FUNDS

                                                   By: /s/ Chris Yarbrough

                                                   Print Name: Chris Yarbrough

                                                   Title: Secretary


                                                   FORESIDE FUND SERVICES, LLC

                                                   By: /s/ Richard J. Berthy

                                                   Print Name: Richard J. Berthy

                                                   Title: Vice President

                                                                       EXHIBIT A
                             HENDERSON GLOBAL FUNDS
                             DISTRIBUTION AGREEMENT
                                   APPENDIX A
                              AS OF AUGUST 29, 2008

-------------------------------------- --------------------- ---------------------------- ----------------------------
                                                                                              SHAREHOLDER SERVICE
         FUNDS OF THE TRUST               CLASSES OF THE          DISTRIBUTION FEES             FEES PAYABLE TO
                                              TRUST             PAYABLE TO FORESIDE*               FORESIDE*
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson European Focus Fund                   A                       0.25%                        None
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson Global Technology Fund                A                       0.25%                        None
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson International                         A                       0.25%                        None
Opportunities Fund                              B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
                                                R                       0.50%                        None
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson Worldwide Income Fund                 A                       0.25%                        None
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson US Focus Fund                         A                       0.25%                        None
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson Japan-Asia Focus Fund                 A                       0.25%                        None
                                                C                       0.75%                        0.25%
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson Global Equity Income Fund             A                       0.25%                        None
                                                C                       0.75%                        0.25%
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson Global Opportunities Fund             A                       0.25%                        None
                                                C                       0.75%                        0.25%
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson International Equity Fund             I                       _____                        _____
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson Global Real Estate                    I                       _____                        _____
Equities Fund
-------------------------------------- --------------------- ---------------------------- ----------------------------
Henderson Industries of the Future              A                       0.25%                        None
Fund                                            C                       0.75%                        0.25%
-------------------------------------- --------------------- ---------------------------- ----------------------------

*  Fee as a % of the annual average daily net assets of the Fund